Exhibit 99.1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/FREQ • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-390-5362 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided “ALEXA, VOTE MY PROXY” • Open Alexa app and browse skills • Search “Vote my Proxy” • Enable skill TO ATTEND the Annual Meeting of Stockholders of Frequency Therapeutics, Inc., please visit www.proxydocs.com/FREQ for virtual meeting registration details. Frequency Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of 2023 TIME: 2023 [• AM], Eastern Time PLACE: Annual Meeting of Stockholders to be held live via the Internet—please visit www.proxydocs.com/FREQ for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints David L. Lucchino and James P. Abely as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes each of them, to vote all the shares of common stock of Frequency Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote each in his discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR IN PROPOSAL 3 AND FOR PROPOSALS 1, 2, 4, 5, 6 AND 7. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDEFrequency Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE DIRECTOR IN PROPOSAL 4 AND FOR PROPOSALS 1, 2, 3, 5, 6, 7 and 8 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To approve the issuance of shares of common stock of Frequency Therapeutics, Inc. (“Frequency”) to the stockholders of Korro Bio, Inc. (“Korro Bio”), pursuant to the Agreement and Plan of Merger, dated as of July 14, 2023, by and among Frequency, Korro Bio and Frequency Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub, will merge with and into Korro Bio, with Korro Bio surviving as a wholly owned subsidiary of Frequency, and the surviving corporation of the merger (the “Merger”), and the change of control resulting from the Merger. FOR AGAINST ABSTAIN FOR 2. To approve an amendment to the Restated Certificate of Incorporation of Frequency to effect a reverse stock split of Frequency’s issued and outstanding common stock at a ratio ranging from any whole number between 1-for- and 1-for- as determined by Frequency’s board of directors in its discretion, subject to the Frequency board of directors’ authority to abandon such amendment. FOR AGAINST ABSTAIN FOR 3. To elect David L. Lucchino as a Class I director, to hold office until the annual meeting of stockholders to be held in 2026 and until his successor has been duly elected and qualified. FOR WITHHOLD FOR 4. To ratify, in a non-binding vote, the appointment of RSM US LLP as Frequency’s independent registered public accounting firm for the fiscal year ending December 31, 2023. FOR AGAINST ABSTAIN FOR 5. To approve the 2023 Stock Option and Incentive Plan. FOR AGAINST ABSTAIN FOR 6. To approve the 2023 Employee Stock Purchase Plan FOR AGAINST ABSTAIN FOR 7. To approve an adjournment of the Annual Meeting of Stockholders, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Nos. 1 and 2. FOR AGAINST ABSTAIN FOR NOTE: To transact such other business as may properly come before the Annual Meeting of Stockholders or any continuation, postponement or adjournment thereof.

TO ATTEND the Annual Meeting of Stockholders of Frequency Therapeutics, Inc., please visit www.proxydocs.com/FREQ for virtual meeting registration details. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date